Exhibit 99.1

FOR IMMEDIATE RELEASE

July 27, 2012

Analyst Contacts: Max Kuniansky, (702) 402-5627

Britta Carlson, (702) 402-5624

Media Contact: Karl Walquist, (775) 834-3891

NV Energy Second Quarter Results Benefit From Warmer Weather; Earnings Guidance Affirmed

Las Vegas – NV Energy, Inc. (NYSE: NVE) today announced financial results for the three- and six-month periods ended June 30, 2012.

NV Energy, Inc.

Consolidated Results

Periods Ended June 30

	Net Income ($ in millions)		EPS (diluted)
	2012	2011	2012	2011
Three Months	$69.4	$12.9	$0.29	$0.05
Six Months	81.6	15.2	0.34	0.06

“Our improved results in the second quarter were largely due to unusually warm weather, higher earnings associated with our investment in the Harry Allen Generating Station, and settlement proceeds,” said Michael Yackira, NV Energy president and chief executive officer. “Operating and maintenance expenses were virtually unchanged, reflecting the continued success of our cost control efforts. We have made investments over the past five years to reduce Nevada’s dependence on purchased power. This investment strategy has resulted in residential customer rates that are about the same as they were five years ago.”

The warmer weather increased results for the second quarter of 2012 by an estimated $0.11 per share compared to the second quarter of 2011 and by approximately $0.07 per share compared to historically normal conditions. Mild weather in the second quarter of 2011 had adversely affected earnings by about $0.04 per share compared with historically normal conditions. Cooling degree-days in southern Nevada in the second quarter of 2012 were 44 percent greater than the same period in 2011, and 23 percent greater than normal.

As previously disclosed, adjustments associated with a May 2011 regulatory decision reduced results for the second quarter of 2011 by $0.03 per share ($8.6 million pre-tax).

Earnings Guidance

As announced on May 8, 2012, NV Energy expects to earn between $1.15 and $1.25 per share for the year 2012. For the first half of 2012, earnings were $0.34 per share.

“Results for the first half of the year exceeded our expectations,” Yackira said. “With summer still underway and third quarter weather a key variable for full-year results, we are making no changes to our earnings guidance range for 2012 at present. However, assuming normal weather in the second half of the year, there is the potential for annual earnings to be at the upper end of the range.”

Key factors expected to drive financial results in 2012 and beyond are shown in the “Second Quarter 2012: Financial Results” presentation posted on www.nvenergy.com this morning. Management’s earnings expectations assume actual weather for the first half of 2012, normal weather for the remainder of the year, and other drivers listed in the presentation. The estimated impact of weather on earnings is based on assumed relationships between cooling and heating degree-days and demand, with normal conditions based on 20-year averages.

Webcast Scheduled for 7 a.m. PDT today, Friday, July 27, 2012

Senior management of NV Energy will review the company’s second quarter 2012 financial results and other matters during a conference call and live webcast today, Friday, July 27, at 7 a.m. Pacific Daylight Time.

The webcast will be accessible on the NV Energy website at: www.nvenergy.com.

A taped replay will be available on the company’s website and by telephone for approximately 30 days. To listen to the replay by telephone, call (800) 475-6701. International callers should dial (320) 365-3844. Use the conference call access code, 252400.

Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a combined 45,592 square-mile service territory, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy. Forward-looking statements include earnings guidance and estimates or forecasts of operating and financial metrics. These statements reflect current expectations of future conditions and events and as such are subject to a variety of risks, uncertainties and assumptions that could cause actual results to differ materially from current expectations. These risks, uncertainties and assumptions include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, changes in environmental laws and regulations, construction risks, including but not limited to those associated with the ON Line project, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, unseasonable weather, drought, wildfire and other natural phenomena, explosions, fires, accidents, mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their pending and future regulatory filings. Further risks, uncertainties and assumptions that may cause actual results to differ from current expectations pertain to weather conditions, customer and sales growth, plant outages, operations and maintenance expense, depreciation and allowance for funds used during construction, interest rates and expense, cash flow and regulatory matters. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K for the year ended December 31, 2011, and quarterly reports on Form 10-Q for the period ended March 31, 2012, each filed with the Securities and Exchange Commission. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

OPERATING REVENUES	$740,698	$674,931	$1,352,118	$1,315,914

OPERATING EXPENSES:
Fuel for power generation	112,585	156,803	229,620	303,141
Purchased power	164,092	160,308	281,208	295,324
Gas purchased for resale	9,492	24,984	41,109	77,616
Deferred energy	10,490	(8,106)	(1,249)	(10,058)
Energy efficiency program costs	24,600	—	44,025	—
Other operating expenses	103,371	97,547	206,972	203,521
Maintenance	24,650	32,186	57,176	61,948
Depreciation and amortization	96,316	89,606	187,178	172,708
Taxes other than income	14,266	14,684	28,775	30,929

Total Operating Expenses	559,862	568,012	1,074,814	1,135,129

OPERATING INCOME	180,836	106,919	277,304	180,785

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $1,908, $2,835, $3,503 and $9,045)	(74,564)	(80,879)	(152,495)	(158,222)
Interest income (expense) on regulatory items	(1,977)	(1,379)	(4,179)	(2,267)
AFUDC-equity	2,319	3,522	4,251	11,164
Other income	6,291	1,756	10,485	4,740
Other expense	(4,640)	(9,087)	(7,700)	(13,743)

Total Other Income (Expense)	(72,571)	(86,067)	(149,638)	(158,328)

Income Before Income Tax Expense	108,265	20,852	127,666	22,457

Income tax expense	38,826	7,964	46,054	7,239

NET INCOME	69,439	12,888	81,612	15,218

Other comprehensive income (loss):
Change in compensation retirement benefits liability and amortization (Net of taxes $(83), $(394), $(172) and $(1,009))	154	731	309	1,873
Change in market value of risk management assets and liabilities (Net of taxes $123, $0, $264 and $0)	(229)	—	(475)	—

OTHER COMPREHENSIVE INCOME (LOSS)	(75)	731	(166)	1,873

COMPREHENSIVE INCOME	$69,364	$13,619	$81,446	$17,091

Amount per share basic and diluted
Net income per share - basic	$0.29	$0.05	$0.35	$0.06
Net income per share - diluted	$0.29	$0.05	$0.34	$0.06
Weighted Average Shares of Common Stock Outstanding - basic	235,999,750	235,867,068	235,999,750	235,697,687

Weighted Average Shares of Common Stock Outstanding - diluted	237,903,276	237,278,546	237,715,070	237,027,656

Dividends Declared Per Share of Common Stock	$0.17	$0.12	$0.30	$0.24

NV ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$122,768	$145,944
Accounts receivable less allowance for uncollectible accounts: 2012 - $7,171; 2011 - $8,150	437,492	355,091
Materials, supplies and fuel, at average cost	146,454	129,663
Current income taxes receivable	—	82
Deferred income taxes	134,426	104,958
Other current assets	35,263	36,782

Total Current Assets	876,403	772,520

Utility Property:
Plant in service	12,025,938	11,923,717
Construction work-in-progress	617,591	487,427

Total	12,643,529	12,411,144
Less accumulated provision for depreciation	3,300,961	3,184,071

Total Utility Property, Net	9,342,568	9,227,073

Investments and other property, net	57,634	57,021

Deferred Charges and Other Assets:
Deferred energy	95,599	102,525
Regulatory assets	1,161,651	1,186,127
Regulatory asset for pension plans	209,698	215,656
Other deferred charges and assets	79,230	74,206

Total Deferred Charges and Other Assets	1,546,178	1,578,514

TOTAL ASSETS	$11,822,783	$11,635,128

(Continued)

NV ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Current maturities of long-term debt	$8,054	$139,985
Accounts payable	321,962	312,990
Accrued expenses	118,020	128,144
Deferred energy	245,126	245,164
Other current liabilities	72,034	65,572

Total Current Liabilities	765,196	891,855

Long-term debt	5,130,322	5,008,931

Commitments and Contingencies

Deferred Credits and Other Liabilities:
Deferred income taxes	1,367,358	1,306,510
Deferred investment tax credit	14,861	16,140
Accrued retirement benefits	97,258	92,351
Regulatory liabilities	521,731	486,259
Other deferred credits and liabilities	509,332	427,003

Total Deferred Credits and Other Liabilities	2,510,540	2,328,263

Shareholders’ Equity:
Common stock, $1.00 par value; 350 million shares authorized 235,999,75 issued and outstanding for 2012 and 2011	236,000	236,000
Other paid-in capital	2,713,736	2,713,736
Retained earnings	475,089	464,277
Accumulated other comprehensive loss	(8,100)	(7,934)

Total Shareholders’ Equity	3,416,725	3,406,079

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,822,783	$11,635,128

(Concluded)

NV ENERGY, INC.

FREE CASH FLOW AND CONSOLIDATED OPERATING STATISTICS

(Unaudited)

FREE CASH FLOW
(dollars in thousands)
	Six Months Ended June 30,
	2012	2011	Change from Prior Year

Free Cash Flow*	$31,104	$(107,688)	128.9%

*	Free cash flow is a non-GAAP financial measure as defined by the SEC. See the “Non-GAAP Financial Measures” section for additional information and GAAP reconciliation.

ELECTRIC SALES - MWh’s
(in thousands)
	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change from Prior Year	Change in Average Customers	2012	2011	Change from Prior Year	Change in Average Customers
Residential	2,801	2,248	24.6%	1.3%	4,937	4,372	12.9%	1.3%
Commercial	1,873	1,760	6.4%	0.3%	3,490	3,330	4.8%	—%
Industrial	2,727	2,669	2.2%	(2.0)%	5,011	4,968	0.9%	(2.3)%

TOTAL RETAIL	7,401	6,677	10.8%	1.2%	13,438	12,670	6.1%	1.1%

GAS SALES - Dth
(in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Residential	1,263	1,718	(26.5)%	4,970	5,680	(12.5)%
Commercial	685	837	(18.2)%	2,565	2,838	(9.6)%
Industrial	247	316	(21.8)%	723	887	(18.5)%

TOTAL RETAIL	2,195	2,871	(23.5)%	8,258	9,405	(12.2)%

ELECTRIC SOURCES - MWh’s
(in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Generated	5,009	4,464	12.2%	9,474	8,286	14.3%
Purchased	3,046	2,822	7.9%	5,083	5,504	(7.6)%

TOTAL	8,055	7,286		14,557	13,790

DEGREE DAYS
	Three Months Ended June 30,					Six Months Ended June 30,
				% Change From					% Change From
	2012	2011	Normal*	Prior Year	Normal	2012	2011	Normal*	Prior Year	Normal
SOUTH
Heating	62	85	77	(27.1)%	(19.5)%	986	1,131	1,112	(12.8)%	(11.3)%
Cooling	1,417	985	1,153	43.9%	22.9%	1,458	1,017	1,181	43.4%	23.5%

NORTH
Heating	548	883	715	(37.9)%	(23.4)%	2,676	3,198	2,943	(16.3)%	(9.1)%
Cooling	235	112	179	109.8%	31.3%	235	112	179	109.8%	31.3%

*	Normal = 20-year average

NEVADA POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

OPERATING REVENUES	$553,143	$473,898	$948,831	$863,966

OPERATING EXPENSES:
Fuel for power generation	81,258	114,744	161,807	215,814
Purchased power	135,276	122,408	216,807	217,974
Deferred energy	5,053	2,350	7,224	9,080
Energy efficiency program costs	21,200	—	36,974	—
Other operating expenses	68,650	61,935	135,112	127,036
Maintenance	16,988	19,325	40,061	41,662
Depreciation and amortization	69,131	61,913	134,121	119,586
Taxes other than income	8,596	9,046	17,050	19,104

Total Operating Expenses	406,152	391,721	749,156	750,256

OPERATING INCOME	146,991	82,177	199,675	113,710

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $1,314, $2,330, $2,493 and $8,120)	(52,602)	(55,736)	(107,007)	(107,769)
Interest income (expense) on regulatory items	(1,849)	126	(3,865)	761
AFUDC-equity	1,577	2,855	2,990	9,953
Other income	5,392	568	7,101	2,114
Other expense	(2,993)	(5,179)	(4,339)	(7,911)

Total Other Expense	(50,475)	(57,366)	(105,120)	(102,852)

Income Before Income Tax Expense	96,516	24,811	94,555	10,858

Income tax expense	34,219	8,748	33,574	3,815

NET INCOME	62,297	16,063	60,981	7,043

Other comprehensive income:
Change in compensation retirement benefits liability and amortization (Net of taxes $(38), $(108), $(70) and $(513))	64	200	127	953

COMPREHENSIVE INCOME	$62,361	$16,263	$61,108	$7,996

NEVADA POWER COMPANY

CONSOLIDATED OPERATING STATISTICS

(Unaudited)

ELECTRIC SALES - MWh’s
(in thousands)
	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change from Prior Year	Change in Average Customers	2012	2011	Change from Prior Year	Change in Average Customers

Residential	2,331	1,781	30.9%	1.6%	3,867	3,310	16.8%	1.5%
Commercial	1,149	1,073	7.1%	0.5%	2,107	1,988	6.0%	0.3%
Industrial	2,040	2,027	0.6%	(2.7)%	3,691	3,723	(0.9)%	(2.6)%

TOTAL RETAIL	5,520	4,881	13.1%	1.4%	9,665	9,021	7.1%	1.4%

ELECTRIC SOURCES - MWh’s
(in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Generated	3,871	3,487	11.0%	7,158	6,260	14.3%
Purchased	1,997	1,718	16.2%	3,023	3,301	(8.4)%

TOTAL	5,868	5,205		10,181	9,561

SIERRA PACIFIC POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
OPERATING REVENUES:
Electric	$168,007	$164,582	$337,813	$343,199
Gas	19,544	36,448	65,466	108,742

Total Operating Revenues	187,551	201,030	403,279	451,941

OPERATING EXPENSES:
Fuel for power generation	31,327	42,059	67,813	87,327
Purchased power	28,816	37,900	64,401	77,350
Gas purchased for resale	9,492	24,984	41,109	77,616
Deferral of energy - electric - net	4,314	(11,898)	(8,356)	(23,829)
Deferral of energy - gas - net	1,123	1,442	(117)	4,691
Energy efficiency program costs	3,400	—	7,051	—
Other operating expenses	33,654	34,687	70,086	74,903
Maintenance	7,662	12,861	17,115	20,286
Depreciation and amortization	27,185	27,693	53,057	53,122
Taxes other than income	5,625	5,599	11,488	11,623

Total Operating Expenses	152,598	175,327	323,647	383,089

OPERATING INCOME	34,953	25,703	79,632	68,852

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: $594, $505, $1,010 and $925)	(15,379)	(16,774)	(32,352)	(33,720)
Interest expense on regulatory items	(128)	(1,505)	(314)	(3,028)
AFUDC-equity	742	667	1,261	1,211
Other income	599	602	2,782	1,866
Other expense	(1,276)	(3,554)	(2,611)	(5,148)

Total Other Income (Expense)	(15,442)	(20,564)	(31,234)	(38,819)

Income Before Income Tax Expense	19,511	5,139	48,398	30,033

Income tax expense	6,832	1,627	17,075	9,945

NET INCOME	12,679	3,512	31,323	20,088

Other comprehensive income:
Change in compensation retirement benefits liability and amortization (Net of taxes $(23), $(210), $(46) and $(1,051))	43	390	85	1,951

COMPREHENSIVE INCOME	$12,722	$3,902	$31,408	$22,039

SIERRA PACIFIC POWER COMPANY

CONSOLIDATED OPERATING STATISTICS

(Unaudited)

ELECTRIC SALES - MWh’s
(in thousands)
	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change from Prior Year	Change in Average Customers	2012	2011	Change from Prior Year	Change in Average Customers

Residential	470	467	0.6%	0.7%	1,070	1,062	0.8%	0.6%
Commercial	724	687	5.4%	(0.2)%	1,383	1,342	3.1%	(0.7)%
Industrial	687	642	7.0%	9.0%	1,320	1,245	6.0%	2.9%

TOTAL RETAIL	1,881	1,796	4.7%	0.6%	3,773	3,649	3.4%	0.5%

GAS SALES - Dth
(in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year

Residential	1,263	1,718	(26.5)%	4,970	5,680	(12.5)%
Commercial	685	837	(18.2)%	2,565	2,838	(9.6)%
Industrial	247	316	(21.8)%	723	887	(18.5)%

TOTAL RETAIL	2,195	2,871	(23.5)%	8,258	9,405	(12.2)%

ELECTRIC SOURCES - MWh’s
(in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Generated	1,138	977	16.5%	2,316	2,026	14.3%
Purchased	1,049	1,104	(5.0)%	2,060	2,203	(6.5)%

TOTAL	2,187	2,081		4,376	4,229

Non-GAAP Financial Measures

Free Cash Flow

“Free cash flow” meets the definition of a non-GAAP financial measure. NV Energy, Inc. defines free cash flow as net cash from operating activities less additions to utility plant (excluding AFUDC-equity). Since free cash flow is not a measure of liquidity calculated in accordance with GAAP, it should be considered in addition to, but not as a substitute for, the GAAP measure net cash from operating activities.

NV Energy, Inc. considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated from operations after capital expenditures that may be available for increasing its common stock dividend payout ratio, strengthening its capital structure, and considering new investment opportunities.

NV Energy, Inc.’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. A reconciliation between GAAP net cash from operating activities and non-GAAP free cash flow is provided in the table below (dollars in thousands).

	Six Months Ended June 30,
	2012	2011	Change from Prior Year

Net Cash from Operating Activities	$292,663	$202,519	44.5%

Less Additions to Utility Plant (Excluding AFUDC-Equity)	(261,559)	(310,207)	(15.7)%

Free Cash Flow	$31,104	$(107,688)	128.9%

Gross Margin

Gross margin is presented by NV Energy, Inc. in order to provide information that management believes aids the reader in determining how profitable the Utilities’ electric and gas businesses are at the most fundamental level. Gross margin, which is a “non-GAAP financial measure” as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.

NV Energy, Inc. believes presenting gross margin allows the reader to assess the impact of the Utilities’ regulatory treatment and their overall regulatory environment on a consistent basis. Gross margin, as a percentage of revenue, is primarily impacted by the fluctuations in regulated utility electric and natural gas supply costs versus the fixed rates collected from utility customers. While these fluctuating costs impact gross margin as a percentage of revenue, they only impact gross margin amounts if the costs cannot be passed through to utility customers. Gross margin, which NV Energy, Inc. calculates as operating revenues less energy and energy efficiency program costs, provides a measure of income available to support the other operating expenses of the Utilities. Gross margin changes are based primarily on the Utilities’ general base rate adjustments (which are required to be filed by statute every three years). These non-GAAP measures should not be considered as substitutes for the GAAP measures. Reconciliations between GAAP operating income and gross margin are provided in the table below (dollars in thousands).

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change from Prior Year	2012	2011	Change from Prior Year
Operating Revenues:	$740,698	$674,931	9.7%	$1,352,118	$1,315,914	2.8%

Energy Costs:
Fuel for power generation	112,585	156,803	(28.2)%	229,620	303,141	(24.3)%
Purchased power	164,092	160,308	2.4%	281,208	295,324	(4.8)%
Gas purchased for resale	9,492	24,984	(62.0)%	41,109	77,616	(47.0)%
Deferred energy	10,490	(8,106)	229.4%	(1,249)	(10,058)	87.6%
Energy efficiency program costs	24,600	—	N/A	44,025	—	N/A

	$321,259	$333,989	(3.8)%	$594,713	$666,023	(10.7)%

Gross Margin	$419,439	$340,942	23.0%	$757,405	$649,891	16.5%

Other operating expenses	103,371	97,547		206,972	203,521
Maintenance	24,650	32,186		57,176	61,948
Depreciation and amortization	96,316	89,606		187,178	172,708
Taxes other than income	14,266	14,684		28,775	30,929

Operating Income	$180,836	$106,919	69.1%	$277,304	$180,785	53.4%